EXHIBIT 10.26

NEXSAN CORPORATION

RESTRICTED STOCK PURCHASE AGREEMENT

Unless otherwise defined herein, capitalized terms defined in the 2001 Stock Plan (the “Plan”) of Nexsan Corporation (the “Company”) shall have the same meanings when used in this Restricted Stock Purchase Agreement (the “Agreement”).

I.                                         NOTICE OF GRANT OF STOCK PURCHASE RIGHT

James Molenda (the “Purchaser”)

You have been granted the right to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement (the “Agreement”), as follows:

Grant Number	2

Date of Grant

Exercise Price Per Share	$0.66

Total Number of Shares Subject to This Stock Purchase Right (“Shares”)	1,200,000

Non-Transferability of Stock Purchase Right.

This Stock Purchase Right may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Purchaser only by Purchaser. The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Purchaser.

II.                                     AGREEMENT

1.                                       Sale of Stock. The Company hereby agrees to sell to the Purchaser, and the Purchaser hereby agrees to purchase the number of Shares set forth above in the Notice of Grant of Stock Purchase Right, at the exercise price per share set forth in the Notice of Grant of Stock Purchase Right (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 14(c) of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.

2.                                       Payment of Purchase Price. Purchaser herewith (i) delivers to the Company the aggregate Exercise Price for the Shares by promissory note (“Note”) in the form of Exhibit A hereto, (ii) pledges the Shares to the Company to secure the Note pursuant to a Pledge Agreement in the form of Exhibit B attached hereto and (iii) assigns the Shares pursuant to an Assignment Separate From Certificate in the form of Exhibit B-1.

3.                                       Purchaser’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended, at the time this Stock Purchase Right is exercised, the Purchaser shall, if required by the Company, concurrently with the exercise of all or any portion of this Stock Purchase Right, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit C.

4.                                       Repurchase Option.

(a)                                  In the event the Purchaser’s continuous status as an employee and/or independent contractor (collectively “Service Provider”) terminates for any or no reason (including death or Disability), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option (the “Repurchase Option”) for a period of sixty (60) days from such date to repurchase up to that number of shares which constitute the Unvested Shares (as defined in Section 5) at the Exercise Price per share, plus interest at the rate of interest set forth in the Note (the “Repurchase Price”).

(b)                                 The Repurchase Option shall be exercised by the Company by delivering written notice to the Purchaser or the Purchaser’s executor (with a copy to the Escrow Holder (as defined in Section 8)) and, at the Company’s option, (i) by delivering to the Purchaser or the Purchaser’s executor a check in the amount of the aggregate Repurchase Price, or (ii) by the Company canceling an amount of the Purchaser’s indebtedness to the Company equal to the aggregate Repurchase Price, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such aggregate Repurchase Price. Upon delivery of such notice and the payment of the aggregate Repurchase Price in any of the ways described above, the Company shall become the legal and beneficial owner of the Unvested Shares being repurchased and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Unvested Shares being repurchased by the Company.

(c)                                  Whenever the Company shall have the right to repurchase the Unvested Shares hereunder, the Company may designate and assign one or more employees, officers, directors or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Repurchase Option to purchase all or a part of the Unvested Shares. If the Fair Market Value of the Unvested Shares to be repurchased on the date of such designation or assignment (the “Repurchase FMV”) exceeds the aggregate Repurchase Price of the Unvested Shares, then each such designee or assignee shall pay the Company cash equal to the difference between the Repurchase FMV and the aggregate Repurchase Price of Unvested Shares to be purchased.

(d)                                 If the Company or its assignee does not elect to exercise the Repurchase Option conferred above by giving the requisite notice within sixty (60) days following Purchaser’s termination as a Service Provider, the Repurchase Option shall terminate.

5.                                       Release of Shares From Repurchase Option (Vesting).

(a)                                  Shares purchased pursuant to this Agreement shall be released from the Repurchase Option (sometimes hereafter referred to as “vest” or “vesting”) not earlier than the second anniversary of the Date of Grant. Notwithstanding anything to the contrary in this Agreement, Shares not vested before December 31, 2005 shall never thereafter vest and shall, subject to Section 4(d) above, always remain subject to the Repurchase Option. The determination of whether any Shares shall vest shall be made as of the last day of each month ending on or after the second anniversary of the Date of Grant and on or before the fifth anniversary of the Date of Grant based upon on the respective amounts (the “Target”) of Sales (defined below) achieved by the Company during the Rolling Period (defined below) ended on such day. In the event that the term of the Employment Agreement, dated as of the date hereof, between the Purchaser and the Company (the “Employment Agreement”) is extended beyond the initial five-year term, then the determination of whether any Shares vest shall be made as of the last day of each month during such extended term or terms. The number of Shares (expressed in one-sixteenth (1116) denominations of the total number of Shares subject to this Agreement) in which Purchaser shall vest is set forth immediately to the left of the corresponding Target. The Company shall be considered to have achieved a Target if Sales of the Company for any Rolling Period equal or exceed the amount thereof set forth in the same row as the Target in the table below. The Purchaser shall be entitled to vest in the number of Shares set forth to the left of the highest Target achieved. Once vested, Shares shall not cease to be vested even if the Company fails to achieve a Target that was achieved in a prior Rolling Period. For purposes of this Section 5, the Date of Grant shall be deemed to be the January 1, 2001.

Illustration: upon the Company achieving Sales of $70,000,000 (i.e., Target 1) for a Rolling Period, the Purchaser will vest in two-sixteenths (2/16) of the total number of Shares subject to this Agreement, at the close of such Rolling Period (provided, however, that the close of such Rolling Period is after the second anniversary of the Agreement). Should the Company achieve Sales of $150,000,000 (i.e., Target 4) for a subsequent Rolling Period, the Purchaser will vest in an additional four-sixteenths (4/16) of the total number of Shares subject to this Agreement, so as to be vested on a cumulative basis in six-sixteenths (6/16) of the total number of Shares subject to this Agreement, at the close of the subsequent Rolling Period (provided, however, that the close of such subsequent Rolling Period is after the second anniversary of this Agreement).

Stock to Vest	Target	Sales (‘000s)	Cumulative Vested Stock

2/16	Target 1	$70,000	2/16
1/16	Target 2	$110,000	3/16
1/16	Target 3	$130,000	4/16
2/16	Target 4	$150,000	6/16
1/16	Target 5	$170,000	7/16
1/16	Target 6	$180,000	8/16
1/16	Target 7	$190,000	9/16
3/16	Target 8	$200,000	12/16
1/16	Target 9	$225,000	13/16
1/16	Target 10	$250,000	14/16
1/16	Target 11	$275,000	15/16
1/16	Target 12	$300,000	16/16

Total Stock to Vest			100%

“Rolling Period” means, as of the last day of any month beginning on the second anniversary of the Date of Grant and ending before the later of the (i) fifth anniversary of the Date of Grant, or (ii) the extended term of the Employment Agreement, the immediately preceding twelve (12) month period ending on such day.

“Sales” means the total amount of sales, net of returns, discounts and allowances, of the Company.

All determinations of Sales shall be based on the regularly prepared financial statements of the Company, which need not be audited; provided, that if an audit of the Company’s financial statements results in a change to any unaudited statements, the audited statements shall control for purposes of this Agreement.

(b)                                 Any of the Shares which have not yet been released from the Company’s Repurchase Option are referred to herein as “Unvested Shares.”

(c)                                  The Shares which have been released from the Company’s Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request (see Section 8).

(d)                                 In the event that Purchaser’s relationship as a Service Provider with the Company, and/or any of its Parent or Subsidiary companies, shall terminate prior to the vesting of all Shares purchased under this Agreement all Unvested Shares shall cease to vest pursuant to this Agreement.

(e)                                  Notwithstanding section (a) above, should the Purchaser’s death or Disability occur while he or she is a Service Provider,

(i)                                     prior to the first anniversary of the Date of Grant, and the product of (x) the aggregate Sales as shown in the Company’s financial statements for the three full calendar months ended immediately prior to the date of death or Disability, multiplied by (y) four (4), is equal to or is in excess of $20 million US Dollars, then and only then, the Company shall, at its sole option, either cause the Purchaser to vest in one-sixteenth (1/16) of the total number of Shares subject to this Agreement, or pay to the Purchaser, or to his personal representatives, $187,500 US Dollars in cash;

(ii)                                  at any time between the first and second anniversaries of the Date of Grant, and Target 1 has been reached, then and only then, the Purchaser will vest in two-sixteenths (2/16) of the total number of Shares subject to this Agreement; the Company shall have the option, exercisable upon written notice within sixty (60) days after the date of death or Disability, to purchase one-sixteenth (1/16) of the total number of Shares subject to this Agreement, for an amount equal to the Fair Market Value at the date of death or Disability; payable to the Purchaser, or his or her lawful representatives, in three consecutive equal annual installments beginning on the first anniversary of the date of death or Disability, together with interest at the rate of seven percent (7%) per annum on the unpaid balance;

(iii)                               at any time between the second and fifth anniversaries of the Date of Grant, the Company shall have the option, exercisable upon written notice within sixty (60) days after the date of death or Disability the Company, to repurchase all vested Shares vested for an amount equal to the Fair Market Value at the date of death or Disability, payable in four consecutive equal annual installments beginning on the first anniversary of the date of death or Disability, together with interest at the rate of seven percent (7%) per annum on the unpaid balance.

6.                                       Put Option.

(a)                                  Grant of Option. The Company irrevocably grants to the Purchaser the right (the “Put Option”) to require the Company, upon a Change of Control, to purchase all of the vested and unvested Shares then held by the Purchaser. The Put Option may be exercised by the Purchaser in respect of all, and only all, of the vested and unvested Shares, and by delivery of written notice of exercise of the Put Option, within the later of (i) fifteen (15) days before the consummation of the Change of Control and (ii) fifteen (15) days after the Company has given the Purchaser notice of the principal terms of the Change of Control (the “Option Notice”).

“Change of Control” means a sale of all or substantially all of the Company’s assets or a merger, consolidation, reorganization or similar event or sale or exchange of all of the Company’s outstanding capital stock if after such transaction stockholders of the Company immediately before the transaction own less than 50% of the voting securities of the purchaser or surviving or continuing entity.

(b)                                 Expiration. The Put Option shall be exercisable only if the Change of Control is consummated prior to the fifth anniversary of the Date of Grant, provided, that if the Employment Agreement is extended beyond its initial five-year term, then the Put Option shall be exercisable during the extended term or terms.

(c)                                  Determination of Put Price. The consideration to be paid to the Purchaser upon exercise of the Put Option (the “Put Price”) shall be equal to:

(i)                                     the product of five percent (5%) of the Excess Value, at the time of Change of Control, should such Change of Control occur prior to the second anniversary of the Date of Grant, multiplied by six-sixteenths (6/16);

(ii)                                  the product of ten percent (10%) of the Excess Value, at the time of Change of Control, should such Change of Control occur subsequent to the second and prior to the third anniversary of the Date of Grant, multiplied by six-sixteenths (6/16);

(iii)                               the product of sixteen percent (16%) of the Excess Value, at the time of Change of Control, should such Change of Control occur subsequent to the third anniversary of the Date of Grant, multiplied by multiplied by six-sixteenths (6/16).

“Excess Value” means the excess over $30,000,000 (thirty million) US Dollars of the Fair Market Value of all equity interests in the Company.

(d)                                 Put Closing. At the closing of the transaction contemplated by the exercise of the Put Option, (i) the Purchaser shall deliver to the Company his or her certificates, representing all his or her vested and unvested Shares, free and clear from all liens, claims and encumbrances, with duly executed instruments of assignment attached, and (ii) Purchaser shall make such customary representations and warranties, as the Company may reasonably request; and (iii) the Company shall deliver to the Purchaser in cash or by wire transfer the purchase price of the vested and unvested Shares, provided that if the consideration received by the stockholders of the Company, with respect to the Change of Control, is other than cash, the Company shall be entitled to pay the Purchaser the Put Price by delivery to the Purchaser of the Fair Market Value of such other consideration, and the Purchaser shall become a party to, and bound by, any restriction imposed upon the Company’s stockholders with respect to the consideration received in connection with the Change of Control. The Put Closing shall occur within thirty (30) days of the later of (x) Change of Control or (y) delivery of the Put Notice to the Company, at the offices of the Company, or at such other place the Company and the Purchaser mutually agree.

7.                                       Restriction on Transfer. Except for the escrow described in Section 8 of this Agreement or transfer of the Shares to the Company or its assignees contemplated by this Agreement or the Pledge Agreement (in the form attached hereto as Exhibit B), none of the Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until the release of such Shares from the Company’s Repurchase Option in accordance with the provisions of this Agreement, other than by will or the laws of descent and distribution; provided, however, that Purchaser may transfer shares in conformance with Section 9(f) of this Agreement.

8.                                       Escrow of Shares.

(a)                                  To ensure the availability for delivery of the Purchaser’s Unvested Shares upon exercise of the Repurchase Option by the Company, the Purchaser shall, upon execution of this Agreement, deliver and deposit with an escrow holder designated by the Company (the “Escrow Holder”) and reasonably acceptable to the Purchaser the share certificates representing the Unvested Shares, together with the Assignment Separate from Certificate (the “Stock Assignment”) duly endorsed in blank, in the form attached hereto as Exhibit D. The Unvested Shares and Stock Assignment shall be held by the Escrow Holder, pursuant to the Joint Escrow Instructions of the Company and Purchaser in the form attached as Exhibit E hereto, until such time as the Company’s Repurchase Option expires.

(b)                                 The Escrow Holder shall not be liable for any act it may do or omit to do with respect to holding the Unvested Shares in escrow and while acting in good faith and in the exercise of its judgment.

(c)                                  If the Company or any assignee exercises its Repurchase Option hereunder, the Escrow Holder, upon receipt of written notice of such option exercise from the proposed transferee, shall take all steps necessary to accomplish such transfer.

(d)                                 When the Repurchase Option has been exercised or expires unexercised, and a portion of the Shares has been released from such Repurchase Option, the Escrow Holder shall promptly upon request, but not more frequently than once each year, cause a new certificate to be issued for such released Shares and shall deliver such certificate to the Company or the Purchaser, as the case may be.

(e)                                  Subject to the terms hereof, the Purchaser shall have all the rights of a shareholder with respect to such Shares while they are held in escrow, including without limitation, the right to vote the Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company’s Repurchase Option, there is (i) any stock dividend, stock split or other change in the Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of the Purchaser’s ownership of the Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as “Shares” for purposes of this Agreement and the Company’s Repurchase Option.

9.                                       Company’s Right of First Refusal. Before any Shares held by Purchaser or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the “Right of First Refusal”).

(a)                                  Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

(b)                                 Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all or part of the Shares proposed to be transferred to anyone or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

(c)                                  Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section shall be (i) the Offered Price in the case of Shares that are vested or (ii) in the case of Shares that are Unvested Shares, the lower of the Offered Price or the Repurchase Price as defined in Section 4(a) hereof. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

(d)                                 Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), (i) by cash or check, (ii) by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or (iii) by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

(e)                                  Holder’s Right to Transfer. If Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares, that are not repurchased by the Company, to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred twenty (120) days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

(f)                                    Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Purchaser’s lifetime or on the Purchaser’s death by will or intestacy to the Purchaser’s Immediate Family or a trust for the benefit of one or more members of the Purchaser’s Immediate Family or to a trust, partnership, limited liability company, custodianship or other fiduciary account for the benefit of the Purchaser or one or more members of the Purchaser’s Immediate Family, or the disbursement therefrom to Purchaser or one or more members of his Immediate Family, shall be exempt from the provisions of this Section, provided that the Purchaser notifies the Company in writing within thirty (30) days of said transfer. “Immediate Family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Agreement, including but not limited to this Section and Section 4, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

(g)                                 Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the date of the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the 1933 Act.

10.                                 Restrictive Legends; Stop-Transfer Orders; Refusal to Transfer.

(a)                                  Purchaser understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by applicable state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWlTH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER, A RIGHT OF FIRST REFUSAL, AND A REPURCHASE OPTION HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS, RIGHT OF FIRST REFUSAL AND REPURCHASE OPTION ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)                                 Stop-Transfer Notices. Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)                                  Refusal to Transfer. The Company shall not be required (i)to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

11.                                 Lock-Up Period. Purchaser hereby agrees that, if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Purchaser (or any transferee under Section 8 of this Agreement) shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period (or such shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act. Such restriction shall apply only to the first registration statement of the Company to become effective under the Securities Act that includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

12.                                 Tax Consequences. Set forth below is a brief summary as of the date of grant of this Stock Purchase Right of some of the federal tax consequences of exercise of this Stock Purchase Right and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

(a)                                  Exercise of Stock Purchase Right. Generally, no income will be recognized by Purchaser in connection with the exercise of the stock purchase right for shares subject to the Repurchase Option, unless an election under Section 83(b) of the Code is filed with the Internal Revenue Service within 30 days of the date of exercise of the right to purchase stock. The form for making this election is attached as Exhibit F hereto. Otherwise, as the

Company’s repurchase right lapses, Purchaser will recognize compensation income in an amount equal to the difference between the Fair Market Value of the stock at the time the Company’s repurchase right lapses and the amount paid for the stock, if any (the “Spread”). If Purchaser is a Service Provider or former Service Provider, the Spread will be subject to tax withholding by the Company, and the Company will be entitled to a tax deduction in the amount at the time the Purchaser recognizes ordinary income with respect to a Stock Purchase Right.

(b)                                 Disposition of Shares. Upon disposition of the Shares, any gain or loss is treated as capital gain or loss. If the Shares are held for more than one year, any gain realized on disposition of the shares will be treated as long-term capital gain for federal income tax purposes. Long-term capital gains are grouped and netted by holding periods. Net capital gains on assets held for more than 12 months is capped at 20%. Capital losses are allowed in full against capital gains, and up to $3,000 against other income.

THE PURCHASER ACKNOWLEDGES THAT IT IS THE PURCHASER’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF THE PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON THE PURCHASER’S BEHALF.

13.                                 No Guarantee of Continued Service. PURCHASER ACKNOWLEDGES AND AGREES THAT THE RELEASE OF SHARES FROM THE REPURCHASE OPTION OF THE COMPANY PURSUANT TO PARAGRAPH 5 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS SERVICE PROVIDER AND THE COMPANY ACHIEVING CERTAIN TARGETS (AS DEFINED) (NOT THROUGH THE ACT OF BEING HIRED OR PURCHASING SHARES HEREUNDER). PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL.

14.                                 Notices. Any notice, demand or request required or permitted to be given by either the Company or the Purchaser pursuant to the terms of this Agreement shall be in writing and may be delivered by hand, by nationally recognized private courier, or by certified mail. Notices delivered by hand or by nationally recognized private courier shall be deemed given when delivered personally to the addressee or to the courier, or if given by certified mail when deposited in the U.S. mail, certified and with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may request by notifying the other in writing.

Any notice to the Escrow Holder shall be sent to the Company’s address with a copy to the other party not sending the notice.

15.                                 No Waiver. Either party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent that party from thereafter enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party’s right to assert all other legal remedies available to it under the circumstances.

16.                                 Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Purchaser and his or her heirs, executors, administrators, successors and assigns.

17.                                 Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Purchaser or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

18.                                 Governing Law; Severability. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of New York.

19.                                 Entire Agreement. The Plan is incorporated herein by reference. This Agreement (including the exhibits referenced herein), the Plan and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.

By Purchaser’s signature below, Purchaser represents that he or she is familiar with the terms and provisions of the Plan, and hereby accepts this Agreement subject to all of the terms and provisions thereof. Purchaser has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Purchaser agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Agreement. Purchaser further agrees to notify the Company upon any change in the residence indicated in the Notice of Grant of Stock Purchase Right.

James Molenda		Nexsan Corporation
Address:		Address:
c/o Beechtree Capital, Ltd.
1 Rockefeller Plaza
Suite 1600
New York, NY 10020

	By:	/s/ Martin Boddy
/s/ James Molenda		Name Printed: Martin Boddy
Signature		Title: CEO

James Molenda
Print Name

Exhibit A — F as per Diamond Lauffin                                                                                                                                                                                                                                                                                    Tab 17

NEXSAN CORPORATION

Amendment No. 1 to Restricted Stock Purchase Agreement

AMENDMENT NO. 1, dated as of April 1, 2003, to the Restricted Stock Purchase Agreement, dated January 4, 2001 (“RSPA”) between Nexsan Corporation (“Company”) and Jim Molenda (“Purchaser”).

WHEREAS, the Company and Purchaser wish to amend the RSPA and certain of the agreements entered into in connection therewith (terms defined in the RSPA being used herein as therein defined);

NOW, THEREFORE, in consideration of the premises, the Company and Purchaser hereby agree as follows:

1.                                       Restructuring of Restricted Stock. Under separate instruments, the Company is granting you options to purchase up to 1,200,000 shares of the Company shares of the Company’s common stock at $.28 per share, and you are granting to the Company an option to purchase up to 1,200,000 shares of the Company’s common stock at $.66 per share.

2.                                       Modification of Vesting. Section 5 of the RSPA (Release of Shares From Repurchase Option (Vesting)) is amended to read in its entirety as follows:

5. Release of Shares From Repurchase Option (Vesting).

(a) One-half of the Shares purchased pursuant to this Agreement shall be released from the Repurchase Option (sometimes hereafter referred to as “vest” or “vesting’) as follows:  20% of the shares will be released on December 31,2002, 10% of the Shares shall be released on December 31, 2003, 10% of the Shares shall be released on December 31, 2004 and 10% of the Shares shall be released on December 31, 2005, provided, in each case, that Purchaser is a Service Provider to the Company on such date.

(b) One-half of the Shares purchased pursuant to this Agreement shall vest based upon on the respective amounts of Annualized Sales (defined below) achieved by the Company during a particular fiscal quarter, as follows: One-eighth of the Shares shall vest on the last day of the first fiscal quarter in which Annualized Sales equal or exceed $30 million; one-eighth of the Shares shall vest on the last day of the first fiscal quarter in which Annualized Sales equal or exceed $40 million; one-eighth of the Shares shall vest on the last day of the first fiscal quarter in which Annualized Sales equal or exceed $50 million; and one-eighth of the Shares shall vest on the last day of the first fiscal quarter in which Anualized Sales equal or exceed $60 million.

“Annualized Sales” means the total amount of sales, net of returns, discounts and allowances, of the Company for the fiscal quarter, multiplied by four (4).

All determinations of Sales shall be based on the regularly prepared financial statements of the Company, which need not be audited; provided, that if an audit of the Company’s financial statements results in a change to any unaudited statements, the audited statements shall control for purposes of this Agreement.

(c) Any of the Shares which have not yet been released from the Company’s Repurchase Option are referred to herein as “Unvested Shares.”

(d) The Shares which have been released from the Company’s Repurchase Option shall be delivered to the Purchaser at the Purchaser’s request (see Section 8).

(e) Notwithstanding anything to the contrary in this Agreement, all Unvested Shares shall vest upon the occurrence of a Change of Control to the extent, and only to the extent, that the value of the equity of the Company at the time of the Change of Control exceeds $30,000,000. Accordingly upon a Change of Control there shall vest a number of Unvested Shares that have a value at the time of the Change of Control that is equal to the Excess Value available to the common stock multiplied by a fraction, the numerator of which is the number of Unvested Shares immediately before the Change of Control and the denominator of which is the total number of shares of common stock or common stock equivalents then outstanding. “Change of Control” means a sale of all or substantially all of the Company’s assets or a merger, consolidation, reorganization or similar event or sale or exchange of all of the Company’s outstanding capital stock if after such transaction stockholders of the Company immediately before the transaction own less than 50% of the voting securities of the purchaser or surviving or continuing entity. “Excess Value” means the excess over $30,000,000 (thirty million) US Dollars of the Fair Market Value of all equity interests in the Company.

(f) In the event that Purchaser’s relationship as a Service Provider with the Company, and/or any of its Parent or Subsidiary companies, shall terminate prior to the vesting of all Shares purchased under this Agreement all Unvested Shares shall cease to vest pursuant to this Agreement.

3.                                       Put Option. Section 6 of the RSPA (Put Option) is deleted.

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4.                                       Full Force and Effect. The RSPA and the agreements entered into in connection therewith are ratified and confirmed and, as amended hereby, shall remain in full force and effect.

IN WITNESS WHEREOF, this Amendment No. 1 has been executed as of the day and year first above written.

NEXSAN CORPORATION

By:	/s/ Mohan Vachani

/s/ Jim Molenda
Jim Molenda

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